                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           CROWLEY, MILNER & COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                          CROWLEY MILNER&COMPANY LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crowley, Milner and Company, a Michigan corporation (the "Company"), will be held at the principal offices of the Company, 2301 West Lafayette Boulevard, Detroit, Michigan 48216, on Thursday, May 22, 1997, at 11:00 a.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect four directors to hold office until the Annual Meeting of Shareholders in 2000;

     2. To appoint the firm of Ernst & Young LLP to audit the financial records of the Company for the fiscal year ending January 31, 1998;

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 9, 1997, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment thereof (the "Record Date").

     You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign, date and mark the enclosed proxy and return it immediately. Your proxy may be revoked by filing with the Secretary a written revocation or a proxy bearing a later date at any time prior to the time it is voted or by attending the Annual Meeting and voting in person.

                                          By order of the Board of Directors,

                                          /s/ J. DALLACQUA
                                          JOHN R. DALLACQUA, Secretary
Detroit, Michigan
April 22, 1997

                       [CROWLEY MILNER & COMPANY LOGO]

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 22, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crowley, Milner and Company, a Michigan corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders which will be held on May 22, 1997, or at any adjournment of the meeting. The mailing address of the principal executive offices of the Company is 2301 West Lafayette Boulevard, Detroit, Michigan 48216. This Proxy Statement and the enclosed Proxy were first sent or given to shareholders on April 22, 1997.

     The cost of soliciting proxies, whether by mail, telephone, telegraph, in person or otherwise, will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them.

     Holders of Common Stock of record at the close of business on April 9, 1997, will be entitled to vote at the meeting (the "Record Date"). On that Record Date, 1,511,054 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by him. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Any shareholder giving a proxy may revoke it at any time prior to its use. Unless revoked, the shares represented by the proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted
(i) FOR the election of the Company's nominees as directors, and (ii) FOR the appointment of Ernst & Young LLP as auditors. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, the proxy holders will have discretionary authority to vote upon such matters and, in such event, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Crowley, Milner and Company, 2301 West Lafayette Boulevard, Detroit, Michigan 48216, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     For purposes of determining the number of votes cast with respect to any voting matter, except as otherwise expressly described herein, (a) only those cast "for" or "against" are included, (b) abstentions are counted only for purposes of determining whether a quorum is present at the Annual Meeting, and
(c) broker non-votes are not counted for any purpose. A majority of the outstanding shares of the Company Common Stock, represented in person or by proxy, will constitute a quorum at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS.

     General; Plurality and Voting

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than nine members nor more than twelve members as shall be fixed from time to time by the Board and that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of each class of directors is three years, and the terms of office of the three classes overlap. The Board of Directors is presently comprised of twelve directors. Four directors will be elected at this year's Annual Meeting to hold office until the Annual Meeting in 2000. The nominees named below have been selected by the Board of Directors. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Provided that a quorum is present, the four nominees receiving the highest number of votes cast at the Annual Meeting will be elected as directors of the Company. If no instructions are indicated in any properly executed proxy, such proxy will be voted FOR the election of the individuals nominated by the Board of Directors.

     The following table sets forth the name, age, principal occupation for the past five years, other directorships with publicly owned companies and with public institutions, term of service as a director of the Company, and beneficial shareholdings with respect to the four individuals who will be nominated for election, the eight directors who were previously elected or appointed and who will continue for the terms indicated and the two directors, Messrs. Ebert and Soffel, who have determined not to stand for re-election, as provided to the Company by each such person. Except as otherwise described, the individuals named above have been principally engaged in the occupations described above for the past five years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION.

                                                                                        SHARES BENEFICIALLY
                                                                                            OWNED AS OF
                                                                             HAS           APRIL 9, 1997
                                                                            SERVED    ------------------------
     NOMINEE FOR ELECTION                                                    AS A                     PERCENT
    AS A DIRECTOR UNTIL THE             PRINCIPAL OCCUPATION               DIRECTOR                      OF
      2000 ANNUAL MEETING             AND OTHER DIRECTORSHIPS        AGE    SINCE     NUMBER          CLASS(1)
    -----------------------           -----------------------        ---   --------   ------          --------
Donald N. Bailey...............  First Vice President, NBD Bank and
                                   NBD Bank Community Development
                                   Corporation since April 1997;
                                   Vice President and General Man-
                                   ager, NBD Bank Community
                                   Development Corporation since
                                   April 1990. Also serves as
                                   Director of Michigan Capital
                                   Fund for Housing................  56        --           0           *
Thomas Ketteler................  Chief Operating Officer,
                                   Schottenstein Stores Corporation
                                   since February 1995; Vice
                                   President -- Finance and
                                   Treasurer of Schottenstein
                                   Stores Corporation since October
                                   1981. Also serves as Director of
                                   Schottenstein Stores
                                   Corporation, American Eagle
                                   Outfitters, Inc. and Valley Fair
                                   Corporation.....................  54        --           0           *

                                                                                        SHARES BENEFICIALLY
                                                                                            OWNED AS OF
                                                                             HAS           APRIL 9, 1997
                                                                            SERVED    ------------------------
     NOMINEE FOR ELECTION                                                    AS A                     PERCENT
    AS A DIRECTOR UNTIL THE             PRINCIPAL OCCUPATION               DIRECTOR                      OF
      2000 ANNUAL MEETING             AND OTHER DIRECTORSHIPS        AGE    SINCE     NUMBER          CLASS(1)
    -----------------------           -----------------------        ---   --------   ------          --------
Julius L. Pallone..............  Management consultant since June
                                   1993; President and Chief
                                   Executive Officer of Royal
                                   Financial Services, Inc. from
                                   January 1989 to June 1993;
                                   Chairman of the Board and
                                   President of its wholly-owned
                                   subsidiary, Royal Maccabees Life
                                   Insurance Co. from 1968 to June
                                   1993. Also serves as a trustee
                                   of the Pegasus Funds............  66      1988       8,000(2)        *
Jerome L. Schostak.............  Chairman of the Board and Chief
                                   Executive Officer of Schostak
                                   Brothers & Company, Inc. (com-
                                   mercial and industrial real
                                   estate sales, leasing, and
                                   development). Also serves as a
                                   director and the Vice Chairman
                                   of Charter One Financial,
                                   Inc. ...........................  63      1995       1,000           *

     DIRECTORS WHOSE TERMS
      CONTINUE UNTIL THE
      1998 ANNUAL MEETING
-------------------------------
Dennis P. Callahan.............  President and Chief Executive
                                   Officer of the Company since
                                   November 1992; previously
                                   employed as Senior Vice
                                   President -- Merchandising of
                                   Hess's Department Stores, Allen-
                                   town, Pennsylvania, from May
                                   1990 to November 1992...........  53      1992     111,193(3)        7.15%
Benton E. Kraner...............  Partner, Swanson, Kraner & Gesler,
                                   Inc., Certified Public
                                   Accountants, Columbus, Ohio.....  42      1996           0           *
JoAnn S. Cousino...............  Private investor; former buyer for
                                   the Company.....................  58      1983     135,526(2)(4)     8.95%
Alfred M. Entenman, Jr. .......  Executive Consultant to BEI
                                   Associates, Inc. (architectural
                                   and engineering services).......  76      1973       5,000(2)        *

     DIRECTORS WHOSE TERMS
      CONTINUE UNTIL THE
      1999 ANNUAL MEETING
-------------------------------

Joseph C. Keys.................  Buyer for the Company.............  56      1983     134,113(2)(4)     8.85%
Richard S. Keys................  Buyer for the Company.............  58      1991     134,353(2)(4)     8.87%
Paul R. Rentenbach.............  Member of the firm of Dykema
                                   Gossett PLLC, Detroit, Michigan
                                   (attorneys).....................  51      1991       5,000(5)        *

                                                                                        SHARES BENEFICIALLY
                                                                                            OWNED AS OF
                                                                             HAS           APRIL 9, 1997
                                                                            SERVED    ------------------------
     DIRECTORS WHOSE TERMS                                                   AS A                     PERCENT
      CONTINUE UNTIL THE                PRINCIPAL OCCUPATION               DIRECTOR                      OF
      1999 ANNUAL MEETING             AND OTHER DIRECTORSHIPS        AGE    SINCE     NUMBER          CLASS(1)
     ---------------------            -----------------------        ---   --------   ------          --------
James L. Schaye, Jr............  Vice President, Schottenstein
                                   Professional Asset Management,
                                   Corporation since 1990..........  48      1993       3,450(5)        *

     DIRECTORS WHOSE TERMS
      CONTINUE UNTIL THE
      1997 ANNUAL MEETING
-------------------------------
Andrew J. Soffel...............  Chairman of the Board of Directors
                                   of the Company from March 1991
                                   through August 1996 and
                                   consultant to the Company since
                                   January 31, 1993; President and
                                   Chief Executive Officer of the
                                   Company from March 1988 to
                                   November 1992...................  66      1988      16,000(2)        1.06%
Carroll E. Ebert...............  Retired Chairman, Carson Pirie
                                   Scott & Co. ....................  73      1991       5,500(2)        *

-------------------------
  * Less than 1%.

(1) For purposes of computing the applicable percentages of the named persons, shares which can be acquired upon the exercise of any option within the 60-day period beginning April 9, 1997, are added to the shares owned beneficially by such persons and to the total shares outstanding on that date, provided that such shares were not deemed to be outstanding for purposes of computing the percentages of any other person.

(2) Includes options to purchase 4,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

(3) Includes shares held indirectly by members of Mr. Callahan's immediate family and 43,333 shares as to which Mr. Callahan has the right to acquire within the 60-day period beginning April 9, 1997, pursuant to outstanding stock options.

(4) See "Principal Shareholders".

(5) Includes options to purchase 2,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

     Richard and Joseph Keys are brothers and JoAnn S. Cousino is their cousin. None of the above individuals is a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company except for the Shareholder Agreement (the "Shareholder Agreement"), dated August 18, 1992, as amended, among Ms. Cousino and Messrs. Joseph Keys and Richard Keys. Pursuant to the Shareholder Agreement, Ms. Cousino and Messrs. Joseph Keys and Richard Keys have agreed to restrict the disposition of, and regulate the voting of, the 390,062 shares (approximately 25.8%) of the Company's outstanding Common Stock subject to the Shareholder Agreement. In particular, these shares may only be transferred to certain revocable trusts, to the immediate family of one of these shareholders, or upon the approval of all of these shareholders. Moreover, in connection with the execution of the Shareholder Agreement, each of these shareholders executed an irrevocable proxy whereby any two of them have the power to vote all of such shares; provided, however, that with respect to certain proposals involving the Company (i.e., a merger or business combination, a sale of substantially all the assets, or a dissolution and liquidation), all of these shareholders acting together must agree to vote such shares. The Shareholder Agreement, and accompanying irrevocable proxy, shall continue in force through August 18, 1998, unless sooner terminated as provided therein. No cash was involved in the execution and delivery of the Shareholder Agreement. See "Principal Shareholders".

     The law firm of Dykema Gossett PLLC, of which Mr. Rentenbach is an equity member, has performed legal services for the Company during its last fiscal year and is expected to perform such services during the current year. The amounts paid to Dykema Gossett during the fiscal year ended February 1, 1997 by the Company for legal services did not exceed five percent of that firm's gross revenues for its last fiscal year.

     Meetings and Committees of the Board.

     The Board of Directors has established an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. During the fiscal year ended February 1, 1997, the Board of Directors met eight times, the Executive Committee met three times, the Nominating Committee met once, the Compensation Committee met once and the Audit Committee met once.

     Directors other than officers are currently paid a retainer of $12,000 per year and $500 per meeting for attending meetings of the Board and any committees on which they serve. In the case of Mr. Rentenbach, amounts paid to him as director's fees are credited against fees for legal services charged by the law firm of which he is a member.

     The present members of the Executive Committee are Messrs. Callahan (Chairman), Rentenbach, Pallone, Schaye and Schostak. The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the business of the Company between meetings of the Board of Directors.

     The present members of the Compensation Committee are Messrs. Pallone (Chairman), Ebert, Entenman, Kraner, Soffel and Ms. Cousino. The Compensation Committee establishes from time to time the salaries of the Company's executive officers, recommends to the Board of Directors the schedule of discretionary annual bonuses to be paid under the Company's discretionary bonus program, and administers the 1992 Incentive Stock Plan and the Crowley, Milner and Company 1995 Director Stock Option Plan.

     The present members of the Audit Committee are Messrs. Entenman (Chairman), Ebert, Joseph C. Keys, Kraner and Soffel. The Audit Committee nominates the independent auditors, reviews with the independent auditors the scope and results of the auditing engagement and any non-audit services to be performed by the independent auditors and evaluates the independence of the independent auditors and their fees for audit and non-audit services.

     The present members of the Nominating Committee are Messrs. Rentenbach (Chairman), Callahan, Pallone, Schaye, Richard S. Keys and Schostak. The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for election as directors of the Company. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at the Company's principal executive offices.

PROPOSAL 2: APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, will propose at the meeting that the shareholders appoint the firm of Ernst & Young LLP to audit the financial records of the Company for the fiscal year ending January 31, 1998. Ernst & Young audited the Company's financial records for the prior fiscal year.

     A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to answer appropriate questions by shareholders.

     The affirmative vote of a majority of the shares present at the meeting is required to appoint Ernst & Young LLP as the Company's auditors. If the necessary approval by shareholders is not received the Board of Directors will select and appoint another independent public accounting firm for such purpose without further shareholder action. If no instructions are indicated in any properly executed proxy, such proxy will be voted FOR the appointment of Ernst & Young LLP as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the ownership of the Company's Common Stock as of April 9, 1997, (i) by those persons who were believed by the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, as reported to the Securities and Exchange Commission ("the SEC") and/or to the Company by such persons, (ii) by the Named Executive Officer (as defined below in "Executive Compensation"), and (iii) by all directors and officers (including the Named Executive Officer) of the Company as a group.

                                                                          SHARES
                                                                    BENEFICIALLY OWNED
                                                                  AS OF APRIL 9, 1997(1)
                                                                --------------------------
                                                                 NUMBER           PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER                OF SHARES         OF CLASS
            ------------------------------------                ---------         --------
JoAnn S. Cousino............................................     135,526            8.95%
  500 St. Clair
  Grosse Pointe, Michigan 48230
Joseph C. Keys..............................................     134,113            8.85%
  701 N. Oxford Road
  Grosse Pointe Woods, Michigan 48236
Richard S. Keys.............................................     134,353            8.87%
  414 Notre Dame Ave.
  Grosse Pointe, Michigan 48230
Dennis P. Callahan(2).......................................     111,193            7.15%
All directors and executive officers (including the Named
  Executive Officer) of the Company as a group (20 in
  number)...................................................     584,333           36.65%
Jay L. Schottenstein(3).....................................     514,800           34.07%
  c/o 1800 Moler Road
  Columbus, Ohio 43207

-------------------------
(1) Includes shares which can be acquired within the 60-day period beginning April 9, 1997, pursuant to outstanding options.

(2) Includes shares held indirectly by members of Mr. Callahan's immediate family and 43,333 shares as to which Mr. Callahan has the right to acquire within the 60-day period beginning April 9, 1997, pursuant to outstanding stock options.

(3) Mr. Schottenstein, as the sole trustee of the several trusts, is deemed to be the beneficial owner of 514,800 shares. Mr. Schottenstein acquired the 514,800 shares of the Company's Common Stock pursuant to an Agreement and Plan of Reorganization between the Company and several shareholders of Steinbach Stores, Inc., dated November 17, 1995. The issuance of the 514,800 shares was approved by the Company's shareholders at the Company's 1996 Annual Meeting. The acquisition of such shares by Mr. Schottenstein, as sole trustee for several trusts, may be deemed to have been a change in ownership of the Company under the rules and regulations of the Securities Exchange Commission.

EXECUTIVE OFFICERS

     Set forth below is certain information concerning the Company's present executive officers, including name, age, principal occupation and business experience during the past five years and length of service as an officer of the Company.

               NAME AND AGE                               OFFICE(S) AND LENGTH OF SERVICE
               ------------                               -------------------------------
Dennis P. Callahan, 53....................    President and Chief Executive since November 1992;
                                              previously employed as Senior Vice President --
                                              Merchandising of Hess's Department Stores, Allentown,
                                              Pennsylvania, from May 1990 to November 1992, and as
                                              President of Bon Ton Stores, York, Pennsylvania, from
                                              July 1985 to January 1989.
John R. Dallacqua, 41.....................    Vice President -- Finance, Chief Financial Officer,
                                              Secretary and Treasurer since July 1996; previously self
                                              employed as an attorney, Livonia, Michigan, from
                                              February 1995 to July 1996; Vice President -- Portfolio
                                              Manager, Great Lakes Bancorp, FSB, from December 1990 to
                                              February 1995.
Nancy L. Borchers, 50.....................    Vice President -- Stores (Steinbach) since March 1996,
                                              although hired by the Company in January 1996; Store
                                              Manager, Steinbach, from June 1995 to December 1995,
                                              previously employed as a real estate salesperson,
                                              Johnson & Johnson, Point Pleasant, New Jersey, from May
                                              1994 to May 1995 and as Merchandise Manager -- Stores,
                                              Royal Doulton, Somerset, New Jersey, from January 1991
                                              to May 1994.
June A. Ley, 45...........................    Vice President -- General Merchandise Manager since
                                              March 1995; General Merchandise Manager from April 1994
                                              to March 1995; Divisional Merchandise Manager from June
                                              1993 to April 1994; previously self-employed as Retail
                                              Consultant, Pittsburgh, Pennsylvania, from February 1992
                                              to June 1993, and as Divisional Merchandise Manager of
                                              Streets of Oklahoma City, Oklahoma City, Oklahoma, from
                                              February 1990 to November 1991.
Stephen J. Mechavich, 46..................    Vice President -- General Merchandise Manager since
                                              March 1996; General Merchandise Manager from April 1994
                                              to March 1996; Divisional Merchandise Manager from
                                              August 1991 to April 1994; and Merchandise Advisor from
                                              April 1990 to July 1991.
John E. Godfrey, Jr., 59..................    Vice President -- General Merchandise Manager since
                                              April 1996; previously employed as Senior Vice President
                                              -- General Merchandise Manager, Bon Ton Stores
                                              Corporation, York, Pennsylvania, from April 1984 to
                                              January 1996.
Edward J. Pestovic, 58....................    Vice President -- Advertising since March 1996, although
                                              hired by the Company in January 1996; previously
                                              employed as Director of Advertising and Sales Promotion,
                                              Steinbach, from September 1981 to January 1996.

               NAME AND AGE                               OFFICE(S) AND LENGTH OF SERVICE
               ------------                               -------------------------------
Ray Attebery, 55..........................    Vice President -- Operations since November 1996;
                                              Previously employed as President, Wholesale Windows and
                                              Siding, Kalamazoo, Michigan, from April 1996 to November
                                              1996; General Manager, Men's Clothing Warehouse, Royal
                                              Oak, Michigan, January 1994 to March 1996; Vice
                                              President -- Sales, Mrs. Kay's Windows & Blinds,
                                              Farmington Hills, Michigan, from December 1992 to
                                              January 1994; Executive Vice President -- Franchise
                                              Operations, Custom Ts, Waco, Texas, from January 1990 to
                                              January 1994.
Don DeLaura, 43...........................    Vice President -- Stores (Crowley's) since August 1995;
                                              previously employed as Vice President -- Divisional
                                              Merchandise Manager, Pamida Stores -- Omaha, Nebraska,
                                              from August 1993 to August 1995; Vice President --
                                              Divisional Merchandise Manager, Goody's Family Clothing,
                                              Knoxville, Tennessee, from April 1992 to August 1993;
                                              Vice President -- General Merchandise Manager, Ames
                                              Department Stores, Rocky Hill, Connecticut, from April
                                              1988 to April 1992.

EXECUTIVE COMPENSATION

     The following information about the Company's method of compensating its executive officers is intended to both comply with the disclosure rules of the Securities and Exchange Commission ("SEC") and provide shareholders with a better understanding of the Company's objectives, policies and arrangements for executive compensation.

     Summary Compensation Table

     The following table sets forth, for the fiscal years ended February 1, 1997 ("fiscal year 1996"), February 3, 1996 ("fiscal year 1995") and January 28, 1995 ("fiscal year 1994"), information with respect to the cash and other compensation paid to, or accrued for, the Chief Executive Officer, the only executive officer whose total annual salary and bonuses exceeded $100,000 (the "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                  ------------------------
                                                 ANNUAL                    AWARDS             PAYOUTS
                                              COMPENSATION        ------------------------    -------
                                           -------------------    RESTRICTED    SECURITIES
                                                                    STOCK       UNDERLYING     LTIP
   NAME AND PRINCIPAL                                               AWARDS       OPTIONS      PAYOUTS       ALL OTHER
        POSITION            FISCAL YEAR     SALARY      BONUS        ($)           (#)          ($)      COMPENSATION($)
------------------------    -----------    --------    -------    ----------    ----------    -------    ---------------
Dennis P. Callahan......       1996        $329,980    $50,000      --           100,000           --        $7,797(1)
  President and Chief          1995        $292,677    $50,000      --            30,000           --        $4,901(1)
  Executive Officer            1994        $286,273    $75,000     (2)               (3)      $50,000(4)     $4,901(1)

-------------------------
(1) Includes $4,200 (or $350 per month) for a car allowance for the years 1996, 1995 and 1994, $511, $501 and $501 of premiums paid by the Company on a term life insurance policy maintained for the benefit of Mr. Callahan for the years 1996, 1995 and 1994, and $3,086, $200 and $200 contributed by the Company on Mr. Callahan's behalf to the Company's profit-sharing plan for the years 1996, 1995 and 1994.

(2) The award of restricted stock was made as of August 24, 1994, pursuant to the terms of the 1992 Incentive Stock Plan and the Restrictive Stock Agreement, dated August 24, 1994, between the Company and Mr. Callahan (the "Restricted Stock Agreement"). Such terms contain the following general provisions relative to vesting and transfer restrictions: (i) effective as of the fiscal year ended

    January 28, 1995 and the fiscal years ended February 3, 1996, and February 1, 1997, as the case may be, one-third of the 30,000 shares in the award shall be automatically forfeited to the Company unless certain performance objectives are satisfied; in the event the performance objectives are satisfied, such one-third portion not so forfeited shall be deemed vested; and (ii) the 30,000 shares in the award (including any vested shares) generally are restricted from transfer for a period of five years from January 30, 1994, except that such transfer restrictions shall lapse at such time, if any, as the Company's Board of Directors shall, in their sole discretion, determine from time to time, and, in certain cases, upon termination of employment. During the five-year restriction period, Callahan retains full voting rights and is entitled to receive all dividends and distributions with respect to the shares in the award. With respect to the fiscal years ended January 28, 1995, and February 1, 1997, the performance objectives were satisfied. However, with respect to the fiscal year ended February 3, 1996, the performance objectives were not satisfied and 10,000 shares were forfeited.

(3) Effective March 19, 1996, the Company and Mr. Callahan agreed to cancel incentive stock options granted on April 13, 1994 to purchase 20,000 shares at a per share purchase price of $10.00.

(4) As of January 28, 1995, 10,000 shares of Common Stock subject to an award of restricted stock vested subject to certain restrictions on transfer. For a description of such award, see note (2) above. The dollar value reflected in the table was calculated by multiplying such 10,000 shares by the closing price of the Common Stock reported on the American Stock Exchange on February 2, 1996 (the last reported trade prior to February 3, 1996), or $5.00 per share. With respect to the payout reported in the table, the performance objective related to the vesting of such 10,000 shares was reduced by the Company and by Mr. Callahan.

     Unexercised Options and Holdings

     The following table sets forth information with respect to the Named Executive Officer concerning the exercise of options previously granted under the 1992 Incentive Stock Plan during the fiscal year ended February 1, 1997, and unexercised options held as of that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 1996 FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF                VALUE OF UNEXERCISED
                                SHARES                         UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                              ACQUIRED ON       VALUE         AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
           NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
           ----               -----------    -----------    -------------------------    ----------------------------
Dennis P. Callahan........      20,000         $98,125              0/120,000                    $0/$108,000

-------------------------
(1) The estimated value of the unexercised option shares (i.e., the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end) was based on the closing price of the Common Stock reported on the American Stock Exchange on January 31, 1997 (the last reported trade date prior to February 1, 1997), or $6.38 per share. The dollar values in this table (and all others contained in this report) are calculated on a pre-tax basis.

     Employment Contracts, Termination of Employment, and Change-in-Control Arrangement

     Executive officers of the Company (including the Named Executive Officer) are appointed annually by the Board of Directors and, subject to the employment agreement with Mr. Callahan described below, serve at the pleasure of the Board.

     The Company has entered into a written employment agreement with Mr. Callahan employing him as the President and Chief Executive Officer of the Company. This agreement provides for a two year term of employment (initially, from November 1, 1992 to October 31, 1994, subject to certain automatic renewal provisions) unless he is terminated due to permanent disability (as defined in the agreement), he is terminated without cause (as defined in the agreement), he voluntarily terminates his employment or he is terminated for good reason or for cause (as defined in the agreement, including the willful engagement in dishonest or fraudulent actions or omissions). Termination for good reason includes (a) a change in control (generally, (i) the acquisition by a person or group of more than 50% of the fair market value or total voting power of the Company, (ii) the acquisition within a twelve-month period by a person or group of more than one-third in fair market value of the Company's assets, or (iii) the replacement of a majority of the directors within a twelve-month period) followed by a diminution or adverse change in the employee's duties and responsibilities, in the employee's rights or benefits under certain bonus, stock, and other employee benefit plans or by a requirement that the employee relocate his principal place of employment beyond a 100 mile radius of Detroit, Michigan, (b) a material breach of the employment agreement, and (c) the failure by the Company to obtain a satisfactory agreement from any successor to perform the employment agreement. If the employee is terminated without cause or for good reason, the employee would be entitled to receive a single cash payment, within ten business days following the date of termination, equal to the present value of two years' base salary and, further, the employee would be entitled to exercise any previously granted outstanding stock options. The agreement restricts employee disclosure of material or secret information and employee competition within a fifteen-mile radius of any of the Company's stores for a period of one year after employment.

     Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Messrs. Pallone (Chairman), Ebert, Entenman, Kraner, Soffel and Ms. Cousino. None of these individuals was an employee of the Company during 1996.

     Compensation Committee Report on Executive Compensation

     General. The compensation of the Company's executive officers (including the Named Executive Officer) is determined annually by the Compensation Committee of the Board of Directors. The Compensation Committee consists of six directors, none of whom are employed by the Company or are eligible to participate in any of the Company's benefit plans except for the 1995 Director Stock Plan. The Board of Directors, with the guidance and supervision of the Compensation Committee, has developed and implemented compensation policies that seek to provide fair and competitive compensation, encourage the retention of qualified individuals and enhance stockholder value by encouraging executive officers to focus their effort on achieving profitability for the Company. The Company's compensation policies are intended to align the financial interest of the Company's officers (including its executive officers) with those of the shareholders as well as to create an atmosphere which recognizes the individual contribution and/or performance of each executive officer.

     In addition to merit-based promotions, the essential components of the compensation policy for the Company's executive officers are base compensation, discretionary annual cash bonus awards and long-term stock incentive awards in the form of stock options and/or restricted stock.

     Base Compensation. The base compensation for the executive officers of the Company, including the Chief Executive Officer, is reviewed in March of each year by the Compensation Committee. Each year, the Compensation Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, annual salaries for the Company's executive officers (excluding the Chief Executive Officer) for the following year. Annual salaries are developed after a review of several factors, including the overall salary increase for Company personnel, comparative competitive industry data and assessments of the executive's individual performance. The general salary increase for Company employees as a whole is primarily dependent upon the Company's earnings performance, the inflation rate for southeastern Michigan and any reported trends reflecting general increases in compensation among retailers of comparable size. The peer group of retailers used for compensation analysis is not generally the same as the Peer Group Index discussed below in the Stock Performance Graph. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily comprised of all of the companies included in a peer group established for comparing shareholder returns, due primarily to the fact that most of the public companies included in the peer index are much larger than the Company. In particular, the Compensation Committee believes that approximately eight to twelve retailers of relatively the same size as the Company and approximately fifteen to twenty other non-manufacturing companies doing business in Southeastern

Michigan are the Company's most direct competitors for executive talent, and therefore information about compensation levels paid by such organizations is considered by the Committee. The Compensation Committee, where appropriate, also considers certain other non-financial measures, such as increases in market share, improvements in service quality, and improvements in relations with customers, suppliers and employees.

     The base compensation of the Chief Executive Officer under his employment agreement is determined by reference to the same factors applicable to the executive officers, but such determination is made by the Compensation Committee without the involvement by the Chief Executive Officer. Each year the Committee's determination on base compensation is presented to and approved by the Company's Board of Directors, without participation by any affected employee directors.

     Discretionary Cash Bonus Awards. For several years, the Company has maintained a program of providing incentives to selected officers and employees who have principal responsibility for profitability and growth in the form of annual discretionary cash bonuses. Annual cash bonuses are recommended to the Compensation Committee in March each year by the Chief Executive Officer for all officers to the Compensation Committee, which evaluates the appropriateness of the recommended bonuses in light of each person's performance evaluation for the prior fiscal year, as well as general market and economic considerations. For the fiscal year ended February 1, 1997, the Compensation Committee approved a discretionary bonus to the Chief Executive Officer of $50,000 and discretionary bonuses to seven other officers and key employees totaling $19,000.

     For the fiscal year ending January 31, 1998, the Board of Directors has approved a short-term cash bonus program pursuant to which a bonus pool equal to 10% of the Company's consolidated pre-tax income in excess of $2 million will be set aside for cash bonus awards to 18 officers and designated key employees. The allocation of this bonus pool will be made by the Compensation Committee in March 1998, based on the recommendation of the Chief Executive Officer.

     Stock Incentive Awards. The Company's incentive program includes the 1992 Incentive Stock Plan, which is intended to retain qualified executive officers and to motivate such officers to improve the operating results of the Company and, thereby, improve the long term stock performance of the Company through the grant of stock options and/or the award of restricted stock. Under this Plan, which is administered by the Compensation Committee, grants of incentive stock options and awards of restricted stock have been made to eligible participants as follows: (i) during the fiscal year ended January 28, 1995, options were granted to acquire 40,000 shares (of which, options to acquire 20,000 shares were granted to the Chief Executive Officer) and a restricted stock award was made to the Chief Executive Officer for 30,000 shares of Common Stock subject to certain performance objectives and vesting requirements, (ii) during the fiscal year ending February 3, 1996, options were granted to acquire 40,000 shares (of which, options to acquire 30,000 shares were made to the Chief Executive Officer and, in connection therewith, options previously granted to the Chief Executive Officer on April 13, 1994, to acquire 20,000 shares at a per share exercise price of $10.00 were canceled), and (iii) during the fiscal year ending February 1, 1997, options were granted to acquire 119,000 shares (of which, options to acquire 100,000 shares were made to the Chief Executive Officer).

     As is the case with respect to cash compensation, the amount of any grants of stock options and/or awards of restricted stock to the Chief Executive Officer will be established separately by the Compensation Committee without the participation of the Chief Executive Officer. Any such award will be based, among other things, upon factors applicable to executive officer awards as well as information regarding option grants to chief executive officers of retailers of similar size or performance, the Chief Executive Officer's base compensation and his anticipated future contribution to the Company.

     Conclusion. Through the compensation programs described above, a significant portion of the executive compensation is based on individual and corporate performance and on stock performance. In the case of the Chief Executive Officer, approximately 13.0% of his compensation (excluding long-term compensation awards and payouts) for the fiscal year ended February 1, 1997, consisted of a performance-based element. The

Compensation Committee intends to continue the policy of linking the executive compensation to corporate performance and shareholder returns.

                                          Members of the Compensation Committee:
                                             Jules L. Pallone, Chairman
                                             JoAnn S. Cousino
                                             Carroll E. Ebert
                                             Alfred M. Entenman, Jr.
                                             Benton E. Kraner
                                             Andrew J. Soffel

     Stock Performance Graph

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the Company's last five fiscal years with the cumulative total return on the American Stock Exchange (the "AMEX Index") and the Media General Retail Trade -- Department Stores Index (the "Peer Group Index"), which is comprised of 26 department stores, many of which are of significantly larger size than the Company, in terms of total revenues. The comparison assumes the investment of $100 in the Company's Common Stock and in each index on February 1, 1992, and the reinvestment of all dividends, if any, through February 1, 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

        CROWLEY, MILNER AND COMPANY, THE AMERICAN STOCK EXCHANGE INDEX,
           AND MEDIA GENERAL RETAIL TRADE -- DEPARTMENT STORES INDEX
                   (PERFORMANCE RESULTS FROM FEBRUARY 1, 1992
                           THROUGH FEBRUARY 1, 1997)

MEASUREMENT PERIOD                         CROWLEY, MILNER    PEER GROUP INDEX     AMEX INDEX
(FISCAL YEAR COVERED)                       AND COMPANY
1992                                           100.00             100.00             100.00
1993                                           145.00             115.73              98.21
1994                                           185.00             148.70             117.27
1995                                            82.50             125.94             102.35
1996                                           100.00             163.13             131.19
1997                                           127.50             180.65             141.19

CERTAIN TRANSACTIONS

     Pursuant to two long-term store leases (one of which was executed in 1964 and terminates in 2001 and the other of which was executed in 1980 and was terminated in November 1996) between the Company and two partnerships in which Jerome L. Schostak, a director of the Company since 1995, is a partner, the Company paid an aggregate of $1,097,000 in rentals during the fiscal year ended February 1, 1997. Mr. Schostak has a substantial interest in such partnerships. The terms of the two leases were negotiated by the Company with such partnerships at a time when the partnerships were not an affiliated person or entity.

INDEBTEDNESS OF MANAGEMENT

     In June 1996, the Company provided John E. Godfrey, an Executive Officer of the Company, with a personal loan of $100,000 at an interest rate of 8.25%. In February 1997, Mr. Godfrey repaid such loan in full.

SECTION 16(A) BENEFICIAL OWNERSHIP AND REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors and executive officers and any persons holding more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") are required to file reports with the Securities and Exchange Commission and with the American Stock Exchange relative to their ownership of the Common Stock. Specific due dates for filing these reports have been established and the Company is required to disclose in this Proxy Statement any failure to timely file these reports.

     Based upon the written representations of its Reporting Persons and on copies of the reports filed with the Securities and Exchange Commission, the Company believes that all of these requirements were satisfied by the Company's Reporting Persons, except that Jerome L. Schostak, a Director of the Company, filed two late Form 4 reports, each of which disclosed one transaction, Don DeLaura, an Executive Officer of the Company, filed a late Form 3 report, and Jay L. Schottenstein, a beneficial owner of more than 10% of the Company's Common Stock, filed a late Form 3 report.

OTHER MATTERS AND SHAREHOLDER PROPOSALS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above, except for routine matters. If other business does properly come before the meeting, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their best judgment on such matters.

     Any proposals of shareholders to be presented at the Annual Meeting to be held in May 1998 which are eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company no later than 120 days prior to April 20, 1998 (the anticipated mailing date for the 1998 Annual Meeting proxy materials), and should be sent to the Secretary of the Company at its principal executive offices by certified mail, return-receipt requested.

Detroit, Michigan
April 22, 1997

PROXY                                                                   PROXY

                          CROWLEY, MILNER AND COMPANY
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          CROWLEY, MILNER AND COMPANY

   The undersigned shareholder hereby appoints DENNIS P. CALLAHAN and JOHN R. DALLACQUA, or either one of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all of the shares of Common Stock of Crowley, Milner and Company standing in the name of the undersigned at the close of business on April 9, 1997, at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 1997 at 11:00 a.m., Eastern Daylight Savings Time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

   The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated April 22, 1997. Proxies will be voted as instructed.

   IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION ON THE COMPANY'S NOMINEES AS DIRECTORS AND FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

   BY EXECUTION OF THIS PROXY, THE UNDERSIGNED SHAREHOLDER CONFERS UPON THE ABOVE-APPOINTED PROXIES THE DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

   The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 22, 1997.

   Brokers executing proxies should indicate in the space below the number of shares with respect to which authority is conferred by this Proxy if less than all shares held as nominees are to be voted.

   Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representation capacity, sign name and title.

    PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

Comments/Address Change:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE

                                                                 WITH-   FOR ALL
     1. Election of directors to hold office until the   FOR     HOLD    EXCEPT
        Annual Meeting of Shareholders in 2000.          / /     / /       / /

        Nominee:
        JULIUS L. PALLONE                JEROME SCHOSTAK
        DONALD N. BAILEY                 THOMAS KETTELER

     If you do not wish your shares to be voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

     2. Appointment of Ernst & Young LLP as             FOR    AGAINST   ABSTAIN
        independent auditors for the fiscal             / /     / /        / /
        year ending January 31, 1998.



Be sure to sign and date this Proxy                    Date_____________________

______Shareholder sign here_____________________ Co-owner sign here_____________


Mark box at right if comments or address change have been noted on the reverse side of this card. [ ]

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